Exhibit 10.03

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 10, 2018 (the “First Amendment Effective Date”), is entered into among INTUIT INC. (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Lead Administrative Agent (the “Lead Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders from time to time party thereto and the Co-Administrative Agents, are parties to that certain Credit Agreement, dated as of February 1, 2016 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Finance Subsidiary” means any special purpose Subsidiary directly or indirectly wholly owned by an Originator formed to enter into any Structured Finance Transaction and which is organized in a manner (as determined by the Borrower in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of its Subsidiaries (other than Finance Subsidiaries) in the event the Borrower or any such Subsidiary (including the Originator) becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).
“First Amendment Effective Date” means December 10, 2018.
“Originator” means Intuit Financing, Inc., a direct wholly-owned Subsidiary of the Borrower, or any other direct or indirect Subsidiary of the Borrower formed for the business purpose of originating loans, receivables or similar assets and financing, selling or securitizing the same.
“Securitization Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding on such date under the legal documents entered into as part of any Structured Finance Transaction that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).

“Structured Finance Transaction” means any securitization, warehouse financing, repurchase transaction, whole loan sale transaction or similar financing or monetization of loans or receivables originated by an Originator, or any secured or unsecured hedge or swap related thereto, however named or documented, that (a) is not guaranteed by the Borrower, or any Subsidiary of the Borrower (other than Finance Subsidiaries or with respect to customary guarantees of performance, an Originator), (b) does not create recourse or obligations to the Borrower or any Subsidiary of the Borrower (other than an Originator or any Finance Subsidiary), (c) is structured such that recourse and obligations to the relevant Originator in connection with such transactions shall be limited to the extent customary (as determined by the Borrower in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by such Originator to a Finance Subsidiary) and (d) none of the Borrower nor any of its Subsidiaries (other than any Finance Subsidiary or, as permitted in clause (c) of this definition, an Originator) shall have provided, either directly or indirectly, any credit support of any kind in connection with such Structured Finance Transaction.
(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions appearing therein in their entirety to read as follows:
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of business of such Person and (ii) earn-outs, hold-backs and similar deferred payment of consideration in acquisitions (but only to the extent that (A) no payment is then owed thereunder and (B) the same are not fixed in amount and non-contingent)), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements entered into with a particular counterparty (determined as of any date as the amount such Person would be required to pay to its counterparty in accordance with the terms thereof as if terminated on such date of determination), (h) all Securitization Attributable Indebtedness of such Person (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below and other payment obligations (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.
“Debt for Borrowed Money” means, as at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of the Borrower and its Subsidiaries (but excluding indebtedness of any Finance Subsidiary issued or undertaken in any Structured Finance Transaction permitted under Section 6.04(g)).

“Lead Arrangers” means MLPFS (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the First Amendment Effective Date), J.P. Morgan Securities L.L.C., U.S. Bank National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as joint lead arrangers and joint bookrunners.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.02 hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and for which any reserves required by GAAP have been established; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (f) landlords’ Liens under leases to which such Person is a party; (g) Liens consisting of leases, subleases, licenses or sublicenses granted to others and not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and any interest or title of a lessor or licensor under any lease or license, as applicable; (h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (i) Liens securing judgments for the payment of money not constituting an Event of Default under clause (f) of Article VII or securing appeal or other surety bonds related to such judgments; (j) restrictions on funds held for payroll customers pursuant to obligations to such customers; and (k) Liens granted by a Financing Subsidiary on assets collateralizing any Structured Financing Transaction (and any back-up security interest granted in such assets by the relevant Originator in connection with the sale and securitization thereof) or granted by an Originator solely on Equity Interests in any Financing Subsidiary, to the extent such Equity Interests collateralize any Structured Financing Transaction, in each case, to the extent that such Liens are created by the agreements of such Originator or Financing Subsidiary in relation to such Structured Financing Transaction; provided, that, (i) such Liens extend only to the assets subject to such Structured Financing Transaction and the Equity Interests of Financing Subsidiaries and (ii) such Structured Financing Transaction is permitted pursuant to Section 6.04(g).
(c)    Section 3.09 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:
As of the First Amendment Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(d)    Section 6.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(e)    Liens on cash collateral (excluding cash representing collections on or proceeds of loans or receivables comprising collateral for any Structured Financing Transaction) or government securities to secure obligations under Hedge Agreements and letters of credit; provided, that, the aggregate value of any collateral so pledged does not exceed $50,000,000 in the aggregate at any time;
(e)    Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Borrower will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (a) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, (b) any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, (c) any Subsidiary of the Borrower may merge into or dispose of assets to any other Person so long as the Borrower delivers to the Lead Administrative Agent a certificate from a Responsible Officer of the Borrower demonstrating pro forma compliance with Section 6.07 after giving effect to such transaction, (d) any Subsidiary of the Borrower may merge with any other Person so long as such Subsidiary (or another wholly-owned Subsidiary of the Borrower) is the surviving corporation, (e) any Finance Subsidiary may merge with any other Person in connection with the consummation of a Structured Financing Transaction so long as the surviving entity is a Finance Subsidiary and (f) the Borrower may merge with any other Person so long as the Borrower is the surviving corporation; provided, that, in each case, no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(f)    Section 6.04 of the Credit Agreement is hereby amended by (i) deleting clauses (e) and (f) thereof in their entirety and (ii) replacing them with new clauses (e), (f) and (g) thereof to read as follows:
(e)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(f)    other Debt aggregating for all of the Subsidiaries of the Borrower, together with Debt secured by Liens permitted under Section 6.01(g), in an amount not to exceed ten percent (10%) of Consolidated total assets of the Borrower at any time outstanding (determined as of the date such Debt or Lien was incurred); and

(g)    Debt of any Finance Subsidiary or an Originator (solely with respect to recourse permitted under clause (c) of the definition of Structured Finance Transaction), issued or undertaken in any Structured Finance Transaction; provided, that, the aggregate amount of such Debt shall not exceed $1,000,000,000 at any time outstanding.

(g)    Section 9.13 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

The Borrower agrees to, promptly following a request by the Lead Administrative Agent or any Lender, provide all such documentation and information that the Lead Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

2.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Lead Administrative Agent of executed counterparts of this Amendment duly executed by the Borrower, the Required Lenders, and the Lead Administrative Agent; and
(b)    to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Lead Administrative Agent and each Lender that so requests, of a Beneficial Ownership Certification in relation to the Borrower.
3.    Payment of Expenses. The Borrower agrees to reimburse the Lead Administrative Agent for all reasonable and documented out of pocket expenses incurred by the Lead Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any certificates or other documents prepared in connection herewith or therewith, including the reasonable and documented fees, charges and disbursements of Moore & Van Allen PLLC.

4.    Miscellaneous.
(a)    The Credit Agreement and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.
(b)    The Borrower represents and warrants that: (i) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment; (ii) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not contravene (A) the terms of the Borrower’s charter or by-laws, or (B) any law or any contractual restriction binding on or affecting the Borrower, other than violations of contractual restrictions that could not reasonably be expected to result in a Material Adverse Effect or result in the imposition of any Lien on any asset of the Borrower or any of its Subsidiaries; (iii) this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (B) general principles of equity, regardless of whether applied in proceedings in equity or at law; and (iv) after giving effect to this Amendment, (A) the representations and warranties of the Borrower contained in Article III of the Credit Agreement (other than those set forth in Sections 3.05(b) and 3.06 of the Credit Agreement) are true and correct on and as of the First Amendment Effective Date, and (B) no Default or Event of Default has occurred and is continuing.
(c)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(f)    The terms of Sections 9.09 and 9.10 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWER:                    INTUIT INC.,
a Delaware corporation
By:    /s/ WILLIAM BASCOM
Name :William Bascom
Title: Assistant Treasurer

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LEAD ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Lead Administrative Agent
By:    /s/ MELISSA MULLIS
Name: Melissa Mullis
Title: Assistant Vice President

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ ARTI DIGHE
Name: Arti Dighe
Title: Vice President

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JPMORGAN CHASE BANK, N.A.
as a Lender
By:    /s/ TIMOTHY D. LEE
Name: Timothy D. Lee
Title: Executive Director

U.S. Bank National Association,
as a Lender
By:    /s/ LUKAS COLEMAN
Name: Lukas Coleman
Title: Vice President

MUFG Bank Ltd,
as a Lender
By:    /s/ AILEEN SUPENA THRONE
Name: Aileen Supena Throne
Title: Director

THE BANK OF NOVA SCOTIA,
as a Lender
By:    /s/ JASON RINNE
Name: Jason Rinne
Title: Director

Wells Fargo Bank, National Association,
as a Lender
By:    /s/ JESSE MASON
Name: Jesse Mason
Title: Director

BARCLAYS BANK PLC,
as a Lender
By:    /s/ PATRICIA ORETA
Name: Patricia Oreta
Title: Director
Executed in New York

HSBC Bank USA, N.A.
as a Lender
By:    /s/ JEFFREY A. FRENCH
Name:     JEFFREY A. FRENCH #20199
Title:     SVP & Regional Commercial Executive
HSBC Bank USA, N.A.

The Northern Trust Company.
as a Lender
By:    /s/ COLEEN LETKE
Name: Coleen Letke
Title: Senior Vice President